Exhibit 23.2





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Legg Mason, Inc. of our report dated December 5, 2005 relating to the combined financial statements of Permal Group, which appears in the Current Report on Form 8-K/A of Legg Mason, Inc. dated December 19, 2005. We also consent to the references to us under the heading "Independent Registered Public Accounting Firms" in such Registration Statement.





/s/ PRICEWATERHOUSECOOPERS, LLP
London, England
February 24, 2006